As Filed with the Securities and Exchange Commission on April 23, 2004
 Post-Effective Amendment No. 1 to Registration Statement on Form S-8 Registration (No. 333-109674)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Post-Effective Amendment No. 1
To Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

________________

THE DIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-037488 (I.R.S. Employer Identification No.)

15501 North Dial Boulevard
Scottsdale, Arizona
85260-1619
(Address of Principal Executive Offices)

The Dial Corporation Future Investment Plan

(Full title of the plan)

Christopher J. Littlefield
Senior Vice President, General Counsel and Secretary
The Dial Corporation
15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619
(480) 754-3425
 (Name, address and telephone number, including area code, of agent for service)

Deregistration of Securities

        The Dial Corporation (the "Company") hereby deregisters all the shares of common stock of the Company (the "Common Stock") previously registered under its Registration Statement on Form S-8 (File No. 333-109674) and remaining available thereunder. In connection with its merger with Henkel KgaA and Henkel Merger Corporation, the Company will no longer offer Common Stock as an investment option under The Dial Corporation Future Investment Plan.

Signatures

       Pursuant to the requirements of the Securities Act of 1933, The Dial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-109674) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 23rd day of April, 2004.

THE DIAL CORPORATION
By: /s/ Christopher J. Littlefield Name: Christopher J. Littlefield Title: Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-67619) has been signed by the following persons in the capacities indicated and as of the dates indicated.

Signature	Title	Date

/s/ Christopher J. Littlefield, attorney-in-fact Prof. Dr. Ulrich Lehner	Chairman of the Board	April 23, 2004

/s/ Christopher J. Littlefield, attorney-in-fact Herbert M. Baum	Vice Chairman of the Board, President and Chief Executive Officer	April 23, 2004

/s/ Christopher J. Littlefield, attorney-in-fact Conrad A. Conrad	Director, Executive Vice President & Chief Financial Officer (principal financial officer)	April 23, 2004

/s/ Christopher J. Littlefield, attorney-in-fact John F. Tierney	Senior Vice President & Controller (principal accounting officer)	April 23, 2004

/s/ Christopher J. Littlefield, attorney-in-fact John Knudson	Director	April 23, 2004

/s/ Christopher J. Littlefield, attorney-in-fact Dr. Klaus Morwind	Director	April 23, 2004

/s/ Christopher J. Littlefield, attorney-in-fact Dr. Lothar Steinebach	Director	April 23, 2004

/s/ Christopher J. Littlefield, attorney-in-fact Knut Weinke	Director	April 23, 2004

/s/ Christopher J. Littlefield, attorney-in-fact Bernhard J. Welle	Director	April 23, 2004

      Pursuant to the requirements of the Securities Act, the committee that administers The Dial Corporation Future Investment Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-109674) to be signed on its behalf by the undersigned, thereunto authorized in the City of Scottsdale, State of Arizona, on April 23, 2004.

/s/ Conrad A. Conrad Conrad A. Conrad	/s/ Bernhard J. Welle Bernhard J. Welle

/s/ Stephen L. Tooker Stephen L. Tooker	/s/ M. Margaret Banas M. Margaret Banas

/s/ Mary Jane Harris Mary Jane Harris	/s/ Kim Kemper Kim Kemper